Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-122172 on Form S-8 of our report dated March 26, 2007 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, which appears in Forest City Enterprises, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2007.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
May 3, 2007